Exhibit 99.1

Indoor Harvest Corporation (INQD) signs a Joint Venture Agreement with MjLink.com, Inc.

Indoor Harvest and MjLink will collaborate on providing a technology and media platform for emerging growth companies

Austin, TX, Octobet 10, 2023 - Indoor Harvest Corp. (OTCPK: INQD) (the “Company”) is very pleased to announce they have signed a joint venture agreement with MjLink.com, Inc. and together will collaborate in providing a platform for hypergrowth companies and start-ups that have the potential to experience substantial growth, including Hemp and CBD related companies. The creation of this platform should amplify access to investment capital and broaden their investor relations capabilities for these emerging opportunities.

“Leslie Bocskor, CEO of Indoor Harvest Corp., has been instrumental in much of the business model evolution at MjLink over these past four years since coming on as an advisor to the company,” said Ken Tapp, CEO of Decentral Life, Inc. “This Joint Venture between the companies will establish the foundation for future business growth and collaboration with other industry CEO’s and thought leaders. I could not be more excited about this joint business venture involving Indoor Harvest and Leslie, and his superb team that he’s assembled this past year at Indoor Harvest,” added CEO Tapp.

On September 29, 2023 Decentral Life, Inc. (OTCPK: WDLF) announced a Binding Letter of Intent (“LOI”) with MjLink.com, Inc., which outlines the purchase of the business, materials, and services of MjLink. The Joint Venture agreement between MjLink and Indoor Harvest Corp will transfer to Decentral Life following the completion of the acquisition.

Leslie Bocskor, CEO of Indoor Harvest, commented, “I have known and respected Ken Tapp and the projects he has been developing for years now. Having been a Board Member for one of his companies I have been able to review, in detail, some of his work. Now, as a form of partnership, I am excited at what we may be able to do together.”

Indoor Harvest Corporation and MjLink.com, Inc. are partnering to create a technology and media platform tailored for the Hemp and CBD industry as well as other emerging growth companies.

About Indoor Harvest:

Indoor Harvest Corp. (OTCPK: INQD) is a company of sustainable-hemp and wellness related products. The Company incorporates development of proprietary technology, mergers, acquisitions, strategic partnerships, and joint ventures as part of a broad integration strategy. INQD cultivates partnerships within related industries, providing an opportunity to be part of a more significant play, sharing intellectual capital, technology, access to new capital markets, and liquidity for owners.

www.indoorharvest.com

About MjLink:

MjLink, a leading technology platform in the legal cannabis and hemp industry is the publisher of MjLink.com, WeedLife.com, HempTalk.com and MjInvest.com, in which the four individual networking platforms connect business professionals, industry enthusiast, C-suite executives, and investors with a mission to expedite the growth of the global business sector. a binding Letter of Intent (LOI) on September 29, 2023 to be acquired by Decentral Life, Inc.

https://www.sec.gov/ix?doc=/Archives/edgar/data/1281984/000149315223034962/form8-k.htm

About Decentral Life:

Decentral Life, Inc. (OTC: WDLF) is a SaaS company providing Blockchain and AI technology through license agreements, that operates a Technology Business Incubator (TBI) provides tech start-ups with executive leadership and consulting, making it easier for start-up founders to focus on raising capital, perfecting their business model, and growing their customer base. Since the formation of the company in January of 2013, the TBI program has aided in the launch of niche industry social network and e-commerce marketplaces that service the tens of millions of business professionals and consumers in the residential real estate industry, the legal global cannabis industry, sports verticals including racket sports, golf, cycling, soccer, space exploration, motor sports, travel, hunting, fishing, and camping.

For more information, visit the website @ https://www.WDLF.ai/

Forward Looking Statements:

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect our views about future events and financial performance and are generally not historical facts. Words such as “expect,” “feel,” “believe,” “will,” “may,” “should,” “anticipate,” “intend,” “estimate,” “project,” “forecast,” “plan” and similar expressions are intended to identify forward-looking statements. These statements include but are not limited to financial projections and estimates and their underlying assumptions; statements regarding plans, objectives, and expectations with respect to future operations, products, and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking statements. You are cautioned not to place undue reliance on these forward- looking statements that speak only as of the date hereof. You are also urged to carefully review and consider the various risks and other disclosures discussed in our reports filed with the U.S. Securities and Exchange Commission from time to time, which attempt to advise interested parties of the factors that affect our business. Except to the extent otherwise required by federal securities laws, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof. Risks include but are not limited to general risks associated with mergers, acquisitions, joint ventures, and strategic alliances; lack of sufficient capital, changes in U.S. hemp and related laws; possible impairment of assets, COVID and more.

Indoor Harvest Corp.

Company Contact:

Sherry Andersen

sherrya.INQD@gmail.com